United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 8, 2023

Date of Report (Date of earliest event reported)

GLOBALINK INVESTMENT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41122	36-4984573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1180 Avenue of the Americas, 8th Floor New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-382-4605

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLLI	The Nasdaq Stock Market LLC
Warrants	GLLIW	The Nasdaq Stock Market LLC
Rights	GLLIR	The Nasdaq Stock Market LLC
Units	GLLIU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on August 3, 2022, Globalink Investment Inc., a company incorporated under the laws of Delaware (“Globalink” or the “Company”), entered into an agreement and plan of merger (the “Merger Agreement”) with (i) Globalink Merger Sub, Inc., a Nevada corporation, (ii) Tomorrow Crypto Group Inc., a Nevada corporation (“Tomorrow”), (iii) GL Sponsor LLC, a Delaware limited liability company, as representative of Globalink, and (iv) Mingliu Wang, an individual, as representative of Tomorrow (each, a “Party” and collectively, the “Parties”).

In accordance with the termination provisions under Section 10.1 of the Merger Agreement, the Merger Agreement was terminated March 8, 2023 (the “Termination Date”). In conjunction with the termination of the Merger Agreement, the Additional Agreements (as defined in the Merger Agreement) (including the Support Agreements) have also been terminated in accordance with their respective terms as of March 8, 2023, the Termination Date.

Globalink intends to seek a business combination with another operating company. As disclosed in the current report on Form 8-K filed by Globalink with the U.S. Securities and Exchange Commission on March 10, 2023 (File Number: 001-41122), if Globalink has not consummated an initial business combination by June 9, 2023, or up to December 9, 2023 if the time-period is extended, Globalink will be required to dissolve and liquidate. If Globalink anticipates that it may not be able to consummate its initial business combination on or before June 9, 2023, Globalink may, but is not obligated to, extend the period of time to consummate a business combination, for up to another four times by a three-month extension followed by three one-month extension through December 9, 2023 (for a total of up to 24 months after the date Globalink consummated its initial public offering to complete a business combination) pursuant to the terms of Globalink’s second amended and restated certificate of incorporation and the trust agreement, as amended, originally entered into between Globalink and Continental Stock Transfer & Trust Company, the trustee, on December 6, 2021.

Item 8.01 Other Events

Globalink issued the press release filed herewith on March 14, 2023. The press release attached as Exhibit 99.1 are incorporated by reference herein.

Forward-Looking Statements

This current report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “would,” “will be” “seeks,” or other similar expressions. These statements are based on current expectations on the date of this current report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. Globalink does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 9.01. Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated March 14, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2023

GLOBALINK INVESTMENT INC.

By:	/s/ Say Leong Lim
Name:	Say Leong Lim
Title:	Chief Executive Officer